UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

VivoSim Labs, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VIVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2026, Organovo, Inc. (“Organovo”), a wholly-owned subsidiary of VivoSim Labs, Inc. (the “Company”), entered into a Second Amendment to Amended and Restated Lease (the “Amendment”) with San Diego Inspire 2, LLC (the “Landlord”). The Amendment amends that certain Amended and Restated Lease between Organovo and the Landlord, dated November 23, 2020, as amended by the First Amendment to Amended and Restated Lease, dated November 17, 2021 (as so amended, the “Lease”) relating to the lease of the Company’s principal executive offices located at 11555 Sorrento Valley Road, San Diego, CA 92121 to, among other things: (i) reduce the leased premises by requiring the Company to vacate and surrender Suite 202 on or before February 28, 2027; (ii) extend the term with respect to Suite 100 from March 1, 2027 through April 30, 2028; (iii) adjust the monthly base rent to $43,072.85; (iv) provide that the Company will receive a rental abatement for the period from March 1, 2027 through June 30, 2027 of $21,536.43 per month, for an aggregate rental abatement of $86,145.70; and (v) modify certain other terms and provisions of the Lease.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1 104

Second Amendment to Amended and Restated Lease, dated as of October 13, 2026, by and between Organovo, Inc. and San Diego Inspire 2, LLC.

Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VivoSim Labs, Inc.

Date:	October 16, 2026	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman